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                                   PROSPECTUS

                        1,495,000 Shares of Common Stock

                        ---------------------------------


                      UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.

         This Prospectus relates to our offer and sale of up to 1,495,000 shares of common stock, issuable upon the exercise of outstanding warrants. We issued the warrants in connection with our initial public offering which we commenced in December 1994. These warrants are publicly traded.

         Our common stock is included for quotation on the Nasdaq SmallCap Market under the symbol UVSL and is listed for trading on the Chicago Stock Exchange under the symbol UVS. On February 4, 2000, the last reported bid price for our common stock on the Nasdaq SmallCap Market was $2.1875.

         We will receive the proceeds from the exercise of warrants in an amount which will not exceed $3,363,750.

         BROKERS/DEALERS MAY RECEIVE COMMISSIONS IN CONNECTION WITH A WARRANT HOLDER'S SALE OF THE COMMON STOCK AFTER EXERCISE OF THE WARRANT. WE WILL PAY SUBSTANTIALLY ALL OTHER EXPENSES OF THIS OFFERING (INCLUDING THE EXPENSE OF PREPARING AND DUPLICATING THIS PROSPECTUS AND THE REGISTRATION STATEMENT OF WHICH IT IS A PART).

         Please review the "Risk Factors" beginning on page 7 before you exercise your warrants and purchase shares in our Company.


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     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
  COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
       ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.























                The date of this Prospectus is February 4, 2000



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                       DOCUMENTS INCORPORATED BY REFERENCE

     We are incorporating in this Prospectus by reference the following documents which we filed with the U.S. Securities and Exchange Commission:

         1.  Our Annual Report on Form 10-K, for the year ended December 31,
             1998.

         2. Our Registration Statement on Form 8-A filed on December 5, 1994 including all amendments thereto.

         3. Our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1999.

         4. All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Prospectus and prior to the termination of the offer made by this Prospectus are incorporated by reference in this Prospectus and made a part hereof from the date of our filing of these documents.

         Any statements contained in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document which is also incorporated by reference modifies or supersedes such statements. Any such statement so modified or superseded shall constitute part of this Prospectus.

         THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED OR DELIVERED WITH THIS PROSPECTUS. THESE DOCUMENTS (EXCEPT ANY EXHIBITS TO THEM) ARE AVAILABLE WITHOUT CHARGE FROM US UPON WRITTEN OR ORAL REQUEST BY ANY PERSON WHO RECEIVES THIS PROSPECTUS. REQUESTS TO OBTAIN SUCH DOCUMENTS SHOULD BE DIRECTED TO US AT 11859 SOUTH CENTRAL AVENUE, ALSIP, ILLINOIS 60803 (708) 293-4050.

                      ------------------------------------


         Some of the statements included in this Prospectus may be considered to be "forward looking statements" since such statements relate to matters which have not yet occurred. For example, phrases such as "the Company anticipates," "believes" or "expects" indicate that it is possible that the event anticipated, believed or expected may not occur. Should such event not occur, then the result which the Company expected also may not occur or occur in a different manner, which may be more or less favorable to the Company. The Company does not undertake any obligation to publicly release the result of any revisions to these forward looking statements that may be made to reflect any future events or circumstances.

         Readers should carefully review the items included under the subsection Risk Factors, as they relate to forward looking statements as actual results could differ materially from those projected in the forward looking statement.


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                                   THE COMPANY

         We are a manufacturer and distributor of brake rotors, drums, disc brake pads, relined brake shoes, wheel cylinders and brake hoses for the automotive aftermarket. We market approximately 50% of our product under our UBP trademark (Universal Brake Parts) and the balance under our customers' private labels. We believe we are the leading North American supplier of "value line" brake parts (brake parts sold at prices significantly below those of certain leading national brand name brake parts) to mass-market retailers, traditional warehouse distributors and specialty undercar distributors. Many of our "value line" competitors specialize in only one category of brake parts. By offering a full line of "value line" brake products, we believe that we have an advantage over those competitors offering "value line" products in fewer brake part categories in light of the industry trend to consolidate the number of suppliers.

         We also market a premium line of brake rotors and friction products under our Ultimate trademark. We designed the Ultimate product line to compete at the high end of the market by providing exceptional quality and features at slightly lower prices than the established premium brands. The Ultimate product line, since its launch in 1997, has experienced double digit growth. All the friction products and the majority of the rotors in the Ultimate line are manufactured at our manufacturing facilities.

         We are one of four U.S. based aftermarket disc brake rotor and drum manufacturers. We operate a facility in Laredo, Texas which finishes raw rotor castings into finished products. In addition, we research, develop and produce friction products at our Toronto, Canada and Walkerton, Virginia manufacturing plants.

         We also conduct a wholesale "commodities" operation from our headquarters in Alsip, Illinois, purchasing certain automotive replacement parts and maintenance items in large volume, at favorable prices, and reselling such products at slightly higher prices.

         We have experienced significant growth in sales of brake rotors and other brake parts. Due to overall improvement of our brake parts business, sales in this category increased by $10.9 million or 26% to $53.1 million in 1998 compared to $42.1 million in 1996, the year that we liquidated the non-brake parts warehouse distributor business. However, we can give no assurance that this percentage increase in sales will continue at such level in the future. We currently market our UBP Universal Brake Parts line to warehouse distributors, mass market retailers, specialty, "under-the-car" distributors and national franchise and chain installers located throughout the United States and Canada, principally through our salespeople, independent sales representatives and telemarketing. We have been named a primary private label brake rotor and drum supplier to several national buying groups.

         Our brake part net sales and the related gross profit as a percentage of total net sales and gross profit increased to 83% and 87%, respectively, in 1998 compared to 66% and 81%, respectively, in 1996, the year that we liquidated the non-brake parts warehouse distribution business.

         In October 1995, we acquired the assets of Csepel Iron Foundry Works, a producer of high quality gray iron and ductile iron casting products, located in Budapest, Hungary. We manufacture iron casting products at our Hungarian foundry primarily for the European automotive and machine tool industries. The foundry is not presently equipped to manufacture high volume, smaller-sized items such as brake rotors. All of the foundry's sales are in Europe.

          Our strategy is to capitalize on the increasing demand for brake parts and the higher gross margins on sales of such brake parts by expanding our brake parts manufacturing and distribution business. We

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believe that we can implement our expansion strategy by: (i) gaining additional market share of friction brake products; (ii) being a complete "value line" brake part supplier; (iii) possibly acquiring other specialty brake parts distributors; (iv) being a low cost producer of brake parts; (v) increasing our SKU coverage to existing customers; and (vi) building brand recognition through our Ultimate brand brake parts (a premium product line). We may seek additional debt or equity financing to finance this expansion.

         As part of our strategy to expand our specialty brake parts distribution business and increase our focus on this segment, we have taken the following actions:

     (i) April 1995 - we purchased the brake rotor and drum inventory and customer list of the passenger car division of MHD Automotive, an Illinois-based distributor of brake parts;

     (ii) June 1995 - we acquired the inventory and customer list of North American Rotor, Inc., a distributor of brake drums and rotors;

    (iii) October 1995 - we acquired the assets of Csepel Iron Foundry Works in Budapest, Hungary with a view toward potential future upgrading in order to eventually produce brake rotors for internal requirements;

     (iv) January 1996 - we acquired the remaining 50% of the outstanding stock of UBP Friction, Inc., a Canadian-based specialty manufacturer of brake friction parts, and now own 100% of the outstanding capital stock of that company;

     (v) March 1996 - we acquired the brake parts inventory and customer list of MPW Brake Supply of Cambridge, Massachusetts, an aftermarket brake parts distributor on the East Coast;

     (vi) June 1996 - we acquired the assets and goodwill of North American Friction Inc., a Canadian manufacturer of a brake friction component used in our brake friction manufacturing process;

    (vii) September 1996 - we substantially liquidated our non-brake parts warehouse/distribution division which enabled us to utilize the financial, warehouse and personnel resources previously used by such division in our higher margin brake parts business. We substantially completed the liquidation by December 31, 1996;

   (viii) November 1996 - we acquired all of the assets of the MCI Automotive Division of Excel Industries which was in bankruptcy. We acquired the inventory at values substantially less than then current market values and we have sold substantially all such inventory. We also acquired a substantial number of additional brake rotor patterns and additional equipment to increase our manufacturing capacity;

     (ix) November 1997 - we launched our premium brake category, Ultimate Brake Parts(TM);

     (x) November 1999 - we purchased substantially all the assets of Total Brake Industries, Inc. of Walkerton, Virginia, which will enable us to expand our production of brake pads and brake shoes from both new and used brake cores; and

    (xi) December 1999 - we sold inventory, fixed assets and the customer list associated with the Canadian distribution business headquartered in Toronto, Canada.


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                                  THE INDUSTRY

         The brake parts segment of the automotive aftermarket is the segment of that industry currently experiencing the most growth. While the overall market is growing at a rate of approximately 2.75% per year (following the total growth in the number of vehicles), the brake portion of the industry is currently enjoying growth of 5% to 6% per year. This larger growth rate is supported by several factors, including increasing wear and tear on brakes, changes in vehicle design, improved components (e.g., front wheel drive, semi-metallic disc pads and ABS braking systems), increased speed limits and an overall increase in the number of miles driven per year.

         The introduction of front wheel drive vehicles in 1980 resulted in changes in vehicle design. The mix of front to rear braking changed over the years from 60% front - 40% rear to as high as 85% front - 15% rear. This equates to much higher heat on the front rotors as they are forced to do much more of the braking, resulting in increased wear on rotors.

         The government has mandated targets for improving fuel economy and imposed sizable taxes for not attaining such targets. Car manufacturers have generally chosen reducing vehicle weight as the short-term method of improving fuel economy. One of the prime targets has been the braking system which has always been over designed and, therefore, overweight. Rotors and calipers were reduced in size to help achieve these new weight targets, which reduces rotor and disc pad life. Lighter weight rotors are less costly than heavier rotors and upon wearing down it is generally more cost effective to discard, rather than refurbish the rotors.

         Increased speed limits have increased braking system usage. Speed limits in several states have been increased from the 55 mph of the mid 1970's to as high as 75 mph in some states. This 36% increase in speed requires almost 300% more braking power to achieve the same stopping distance. In response to these increased demands placed on braking systems, vehicle manufacturers created anti-lock braking systems which electronically monitor the performance of each wheel to assure that is does not lock and skid, thus reducing the braking power of that wheel. This system rapidly activates and releases pressure on a wheel to keep it from locking up and skidding. This rapid action on the brake system tends to increase wear of the brake components.

         Specifications for bringing a vehicle to a complete stop from 60 mph have been reduced from 150 feet to 90 feet. To achieve this result, car manufacturers specify metallic brake pads which have shorter life and which, in turn, shorten the life of the brake rotor.

         Demands on the braking systems associated with these factors have increased dramatically (300% to 500%) while the basic design of the systems has remained relatively constant. We believe that the brake category of the automotive aftermarket will continue to grow at the 5% to 6% level well into the next decade.


                                    PRODUCTS

         We supply a wide range of brake components to all levels of distribution. Our manufacturing facilities in both the U.S. and Canada produce brake drums and rotors as well as a full range of friction products, primarily disc brake pads and brake shoes. We purchase from unaffiliated vendors those products required to complete our product offering. We are one of four U.S. based aftermarket disc brake rotor and drum manufacturers and the only "value line" supplier with basic manufacturing capability. We believe that

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our "value line" competitors do not have our breadth or scope of manufacturing capacity, and are, therefore, subject to the competitive disadvantages inherent in dependence upon third party suppliers.

         The development of this basic manufacturing capability has positioned us to compete with the established brand names in the industry by marketing a premium line of brake rotors and friction products under its Ultimate Brake Parts(TM) label. Consolidation in the distribution and manufacturing segments of the brake aftermarket has left customers with fewer and fewer alternatives. We believe that this will offer us substantial opportunities for increasing market penetration in the future. Although some new competitors have been formed recently from executives leaving the consolidated companies, they tend to be relatively small companies which lack the breadth of product offering and the "value added" of manufacturing their products directly, rather than simply purchasing their products from others.


                           MARKETING AND DISTRIBUTION

Marketing

         We currently market products to all levels of distribution under the name "UBP Universal Brake Parts" as well as under a number of private label programs for large buying groups, national franchise programs and installer chains. The long term strategy, while growing the private label program, is to improve UBP brand recognition in the market place and position our product lines to compete with established branded products. Branded products generally are offered by our competitors at a premium price, thus offering customers who choose UBP products substantial opportunity for improved margin performance. This group of competitors also currently commands approximately 55% of the total brake market, making them a prime competitive target.

         We employ a sales force that directs our independent sales representative network and the other brake marketing activities. Arrangements with our independent sales representatives may be terminated at any time by either party. We also perform telemarketing operations directed at national franchise and chain installers.

Distribution

         Our Alsip, Illinois facility acts as the primary facility for our United States distribution. We also maintain a redistribution warehouse in Southern California. We upgraded our California facility in 1997 to better service our growing West Coast distribution.

         We conduct a wholesale commodities operation from our headquarters facility in Alsip, Illinois, purchasing certain automotive replacement parts and maintenance items in large volume, at favorable prices, and reselling such products at slightly higher prices. We make large volume purchases of products on the open market, generally buying from foreign and domestic manufacturers and other warehouse distributors, and resell such products to other warehouse distributors, mass market retailers and jobbers. Such operations result in gross margins that are significantly lower than gross margins from our other operations. However, they generally require minimal resources and contribute to our overall gross profit. We can make no assurance that future market conditions will be favorable to our wholesale commodities operations or that

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we will continue to generate sufficient revenues or acceptable profit margins from such wholesale operations. For the years ended December 31, 1996, 1997 and 1998, net sales from our wholesale commodities operations accounted for approximately 15%, 7% and 8% of our total net sales, respectively, and 4%, 3% and 5% of our total gross profits, respectively.


                                  MANUFACTURING

         The Laredo, Texas rotor machining facility has a current capacity of approximately 750,000 units on a two shift basis. Through the acquisition of Excel Industries' MCI operation in 1996, we acquired approximately 200 foundry tools, which provided the base to manufacture approximately 210 different part numbers representing approximately 80% of our total volume in the drum and rotor category. We established a relationship with Waupaca Foundry, Inc. ("Waupaca") to supply raw castings as a result of its MCI acquisition. Waupaca is the premier rotor casting vendor in North America.

         We acquired North American Friction in 1996 to provide a basic friction manufacturing capability, currently from two factories located in suburban Toronto, Ontario. We now offer a full line of a variety of friction grades in both riveted and integrally molded disc brake pads. North American Friction was awarded ISO 9001 certification in July 1999.

         We acquired Total Brake Industries' assets in November, 1999 and operate from a leased facility in Walkerton, Virginia. This enables us to increase our manufacturing of pucks for disc brake pads and produce strip lining for the remanufacturing of brake shoes, as well as to move our brake shoe manufacturing and remanufacturing operations from Ontario, Canada, thereby freeing up additional capacity for brake pad manufacture in Canada.

         Our wholly-owned foundry operation in Budapest, Hungary is capable of producing complex, handformed castings primarily for the European market. Although this facility was originally contemplated to be upgraded with new equipment to eventually produce rotors for internal requirements, it is unlikely that such investment will be made in the foreseeable future. Accordingly, we are currently examining our options regarding such facility, including its possible sale.

         Our principal executive offices are located at 11859 South Central Avenue, Alsip, Illinois 60803, and our telephone number is (708) 293-4050. Unless the context otherwise requires, the term "we" includes Universal Automotive Industries, Inc. and our direct and indirect subsidiaries, including our predecessor. Universal Automotive, Inc.


                                  RISK FACTORS

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY PERSONS WHO CAN NOT AFFORD THE LOSS OF THEIR TOTAL INVESTMENT. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE HEREIN, THE FOLLOWING RISK FACTORS:


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EXPANSION; POSSIBLE NEED FOR ADDITIONAL FINANCING

         Our continued growth and financial performance will depend in part on our ability to continue to expand our business through: (i) gaining additional market share for friction brake products; (ii) the purchase of additional manufacturing machinery and brake rotor patterns to increase the number of brake rotor SKUs we manufacture; (iii) the possible acquisition of other brake parts manufacturers or distributors on favorable terms; (iv) additional sales penetration of current customers; and (v) the successful operation of our Hungarian foundry facility. While we regularly evaluate and discuss possible acquisitions, we have not entered into any binding agreement with any potential acquisition candidates, we cannot assure you that we will be successful in locating suitable acquisition candidates or that we will consummate any additional acquisitions in the future. In addition, we can make no assurances that any operations that we acquire will be effectively and profitably integrated into our current operations. Our future results will be affected by our ability to manage our operations and growth effectively and to continue to obtain an adequate supply of quality brake parts on a timely and cost-effective basis to meet the growing demand for our UBP Universal Brake Parts products. We can offer no assurance that any future expansion of our operations or acquisitions will not have an adverse effect on our operating results, particularly during the periods immediately following any such expansion or acquisition. We will be required to seek additional financing to fund our expansion through acquisitions or the upgrade of existing facilities. We have no current commitments or arrangements for additional financing and we can make no assurances that additional financing will be available to us on acceptable terms, or at all. We may also issue common stock or other securities in connection with future acquisitions, resulting in additional dilution to our existing stockholders.

LEGAL PROCEEDINGS

         We have reserved $301,000 as a loss reserve with respect to a lawsuit with First National Parts Exchange (the "Estate"). We cannot assure you that such reserve is adequate. In the event a judgment in excess of such sum is entered in favor of the Estate pursuant to the appeal of the lower court's decision in this case, we will be required to pay or bond over (on appeal) against such judgment. We cannot assure you that we will have sufficient resources to cover any judgment in excess of our resources.

BANK FINANCING

         We have incurred significant indebtedness in connection with our operations. As of December 31, 1998 and September 30, 1999, our total consolidated indebtedness was approximately $21.4 million and $23.9 million, respectively. A substantial portion of this indebtedness is secured by substantially all of our assets (except the Hungarian foundry assets) and by a pledge of all of our subsidiaries' outstanding capital stock. As a result of such indebtedness, we: (i) are prohibited from paying cash dividends pursuant to certain covenants and restrictions contained in the loan agreements governing such indebtedness; (ii) could be hindered in our efforts to obtain additional financing in the future for working capital, capital expenditures, acquisitions or general corporate or other purposes; and (iii) would be vulnerable to increases in interest rates since substantially all of our borrowings are at floating rates of interest.

         On July 14, 1997, we entered into a credit agreement with LaSalle National Bank (the "Bank") for: (i) a revolving line of credit of up to $20,000,000 based on eligible accounts receivable and inventory; and (ii) a term loan in the initial amount of $4,450,000. On September 29, 1999, we entered into a new credit facility ("New Facility") with the Bank and its affiliate, LaSalle Business Credit, containing a revolving line of credit of up to $22,000,000 based on eligible accounts receivable and inventory, and a $3,856,672 term loan facility secured by the Company's equipment and real estate. In connection with the sale of our Chicago

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facility in October of 1999, the term loan was paid down at that time by
$2,890,000. Our revolving credit facility bears interest at the Bank's announced prime rate plus 0.5% per annum, subject to an ongoing option to convert to an interest rate at LIBOR plus 2.5% per annum. The term loan is payable in monthly principal installments of $18,705, with a balloon payment of $3,183,292 due on May 1, 2002, and bears interest at prime plus 0.75% per annum. The New Facility expires May 1, 2002.

         On July 14, 1997, we sold a $4,500,000 subordinated debenture to Tandem Capital, Inc. (an affiliate of Sirrom Capital Corporation and now known as Finova Mezzanine Capital Corporation), calling for payments of interest at 12.25% per annum through maturity on July 14, 2002. We issued Tandem a warrant to purchase 450,000 shares of our common stock at an exercise price equal to 80% of the average closing bid price of our common stock for the 20 days preceding the first anniversary of the debenture closing date, computed to be $.83 per share. On each of August 14, 1998, February 14, 1999 and August 14, 1999, we issued Tandem warrants to purchase an additional 225,000 shares of common stock. We will also issue Tandem warrants to purchase an additional 225,000 shares of common stock on August 14, 2000 and August 14, 2001 unless we prepay the debenture before a scheduled warrant issue date, then we will not issue any subsequent warrants. In each instance, the exercise price for the warrants is 80% of the average closing bid price of our common stock for the 20 days preceding each such warrant issue date.

DEPENDENCE UPON KEY PERSONNEL

         Our continued success will depend to a significant degree upon the efforts and abilities of our senior management, in particular, Arvin Scott, our President and Chief Executive Officer, and Yehuda Tzur, our Chairman of the Board, respectively. The loss of the services of Mr. Scott or Mr. Tzur could have a material adverse effect on us. We have employment agreements with each of these individuals. We maintain, and intend to continue to maintain, key man term life insurance policies covering the life of each of Mr. Scott or Mr. Tzur in the amount of $6,000,000 and $1,000,000, respectively, the proceeds of which would be payable to us.

ACQUISITION OF HUNGARIAN FOUNDRY

         In October 1995, we acquired at substantially below replacement cost the assets of Csepel Iron Foundry Works, a producer of high quality gray iron and ductile iron casting products, located in Budapest, Hungary. Csepel Iron Foundry Works has been a supplier of gray iron and ductile castings to the machine tool, transport and automotive industries in Europe for over 50 years. We are operating the foundry facility in its existing location and have retained the management and manufacturing staff. We have renovated the foundry to improve the manufacturing facilities. The operations of the foundry have been unsatisfactory, to date, due to challenges associated with the loss of its major customer and economic instability in the region. The foundry has successfully rebuilt some of its lost sales and continues to manufacture high quality products, but has operated below break-even for much of 1999 and for much of the time preceding such date. We are presently seeking to sell the foundry. There can be no assurances that the foundry can be sold at its current book value, or at all.

         Our investment in the Hungarian facility involves certain special risks not usually associated with an investment in a U.S. company, including risks related to: (i) greater social, economic and political uncertainty and instability of its customer base; (ii) certain restrictions on foreign investment and repatriation of capital; (iii) exchange control regulations; (iv) currency exchange rate fluctuations, which may increase the costs associated with conversion of the investment principal and income from one currency to another;

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(v) higher rates of inflation; (vi) greater governmental involvement in the economy; and (vii) the application of certain environmental regulations to the foundry property.

INSURANCE

         Although we currently have general liability insurance for all our operations, prior to September 1994 we did not have general or products liability insurance for our brake rotor manufacturing operations.
 We would be adversely affected if we should incur liability for a general or products liability claim relating to an incident which occurred prior to the time that we obtained general and products liability coverage for our manufacturing operations. To date, no such claim has been asserted against us. In addition, we would be adversely affected by the incurrence of liability which is not covered by insurance or is in excess of policy limits.

NO DIVIDENDS

         We do not currently intend to declare or pay any cash dividends on our common stock in the foreseeable future and anticipate that earnings, if any, will be used to finance the development and expansion of our business. Moreover, our bank lines of credit prohibit the declaration and payment of cash dividends. Prospective investors should not expect us to pay dividends on our common stock until such time, if any, that we are able, if at all, to obtain a release of the prohibition on the payments of dividends imposed by the terms of our credit facilities. Any payment of future dividends and the amounts thereof will be dependent upon our earnings, financial requirements and other factors deemed relevant by our Board of Directors, including our contractual obligations.


                        SHARES ISSUED IN CONNECTION WITH
                            THE EXERCISE OF WARRANTS

         In connection with our public offering on December 15, 1994, we sold to the public 1,495,000 units consisting of one share of common stock and one five-year Warrant (the "Warrants"). Each Warrant originally was scheduled to expire December 15, 1994 and was immediately detachable and separately transferable from the shares and entitles the holder thereof to purchase one share at a price of $7.00 per share, which we have since amended to $2.25 per share. There is no antidilution protection to the Warrants as extended (except for equitable adjustments for stock splits, reverse stock splits and stock dividends). We extended the expiration of the exercise period for the Warrants to December 31, 2000.

         To exercise a Warrant, a Warrantholder must complete, sign and date the Letter of Transmittal, attached as Exhibit A hereto, or a facsimile thereof, have his signature guaranteed, if required by the Letter of Transmittal, and forward: (i) to our transfer and warrant agent, Continental Stock Transfer and Trust Company (the "Transfer and Warrant Agent"), 2 Broadway, New York, New York 10004 for the exercise of the Warrants.

         THE METHOD OF DELIVERY OF NOTICE OF THE WARRANT EXERCISE AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE TRANSFER AND WARRANT AGENT FOR THE EXERCISE OF THE WARRANTS IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, WE RECOMMEND THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE TRANSFER AND WARRANT AGENT FOR THE

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EXERCISE OF THE WARRANTS BEFORE THE APPLICABLE EXPIRATION DATE. HOLDERS MAY
REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTION ON THEIR BEHALF.

         Any beneficial owner whose Warrants are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to exercise Warrants should contact the registered holder promptly and instruct such registered holder to exercise such Warrants on such beneficial owner's behalf.

         For the exercise of the Warrants only, signatures on a Letter of Transmittal must be guaranteed by an Eligible Institution (as defined below) unless the Warrants exercised pursuant thereto are exercised: (i) by a registered holder who has not completed the box entitled "Special Delivery Instructions" on the Letter of Transmittal; or (ii) for the account of an Eligible Institution, as defined below. In the event that signatures on a Letter of Transmittal are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondence in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (each an "Eligible Institution").

         If the Letter of Transmittal is signed by a person other than the registered holder of any Warrants listed therein, such Warrants must be endorsed or accompanied by a properly completed stock power, signed by such registered holder as such registered holder's name appears on the Warrants.

         If the Letter of Transmittal or any Warrants or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and submit to us evidence of their authority to so act with the Letter of Transmittal.

         All questions as to the validity, form, eligibility (including time of receipt), and acceptance of Warrant exercises will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Warrants not properly exercised or any Warrants which our acceptance of would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of exercise as to particular Warrants. Our interpretation of the terms and conditions of the Warrant exercise (including the instructions in the Letter of Transmittal) will be final and binding on all parties. You must cure many defects or irregularities in connection with exercise of the Warrants within such time as we determine, unless we notify you that we have waived the defect. Although we intend to notify holders of defects or irregularities with respect to exercises of the Warrants, neither us, the Transfer and Warrant Agent nor any other person shall incur any liability for failure to give such notification. Exercises of the Warrants will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Warrants received by the Transfer and Warrant Agent for the Warrants that are not exercised and as to which the defects or irregularities have not been cured or waived will be returned to the exercising Warrantholders, unless otherwise provided in the Letter of Transmittal, as soon as practicable.

                                 USE OF PROCEEDS

         If all Warrants are exercised, we will receive proceeds of approximately $3,363,750, less expenses of this offering, which we estimate to be approximately $10,000. We will add these proceeds to funds that we generate from other sources, including operating cash flow, and use the proceeds for general business purposes. Pending use of the net proceeds as described above, we intend to invest the net proceeds in high grade, short-term interest bearing investments. We have the right to use the services of a broker-dealer to help us contact Warrantholders, assist them in exercising their Warrants and pay a 7% commission based upon the proceeds we receive.


                      DESCRIPTION OF SECURITIES REGISTERED

         We are authorized to issue 15,000,000 shares of common stock, $.01 par value per share, and 1,000,000 shares of preferred stock, $.01 par value per share. As of the date of this Prospectus, we have issued 6,829,310 shares of common stock and no shares of preferred stock.

         The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Amended and Restated Certificate of Incorporation and Bylaws, copies of which were included as exhibits to the Registration Statement filed in connection with our initial public offering.

COMMON STOCK

         Holders of our common stock are entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Our common stock does not have cumulative voting rights, which mean that the holders of a majority of voting shares voting for the election of directors could elect all of the members of the Board of Directors. The common stock has no preemptive rights and no redemption or conversion privileges. Subject to any preferences of any outstanding preferred stock, the holders of the outstanding shares of common stock are entitled to receive dividends out of assets legally available at such times and in such amounts as the Board of Directors may, from time to time, determine, and upon liquidation and dissolution are entitled to receive all assets available for distribution to the stockholders. A majority vote of shares represented at a meeting at which a quorum is present is sufficient for all actions that require the vote of stockholders. All of the outstanding shares of common stock are, and any shares that we issue on exercise of the Warrants will be, when issued and paid for, fully-paid and nonassessable.


                        LIMITATION OF DIRECTOR LIABILITY

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our Certificate of Incorporation includes a provision which eliminates our personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty of care (provided that such provision does not eliminate liability for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations of Section 174 of the Delaware General Corporation Law, or for any transactions form which the director derived an improper personal benefit). This provision does not limit or eliminate our right or the right of any of our stockholders to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. Our Certificate of Incorporation also provides that we shall indemnify our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers.


                                  LEGAL MATTERS

         The validity of the issuance of the shares of common stock offered hereby has been passed on for us by Shefsky & Froelich Ltd., Chicago, Illinois.


                                     EXPERTS

         Our financial statements as of and for the years ended December 31, 1998, 1997 and 1996 have been audited by Altschuler, Melvoin and Glasser LLP, independent auditors, as stated in their report with respect thereto and are incorporated by reference herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                              AVAILABLE INFORMATION

         We filed with the Securities and Exchange Commission a Registration Statement (of which this Prospectus is a part) on Form S-3 under the Securities Act with respect to the shares of common stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, are available for inspection and copying as set forth below.

         We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information at the public reference facilities of the Securities and Exchange Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, New York Regional Office, Public Reference Room, Seven World Trade Center, 13th Floor, New York, New York 10048, and Midwest Regional Office, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. You can request copies of this material from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Our common stock and warrants are included for quotation on the Nasdaq SmallCap Market and listed on The Midwest Stock Exchange and you may also inspect reports, proxy statements and other information concerning us at the office of the Nasdaq SmallCap Market, 1735 K Street, N.W., Washington, D.C. 20006 and The Midwest Stock Exchange, Inc., 440 South LaSalle Street, Chicago, Illinois 60605.

         We will provide without charge to each person to whom a Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents. Please address your requests to Jerome Hiss, Universal Automotive Industries, Inc., 11859 South Central Avenue, Alsip, Illinois 60803 (telephone number (708) 293-4050).

================================================================================

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHO RIZED BY US. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL OR TO ANY PERSON TO WHOM IT IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUM STANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS OR THAT INFORMA TION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                           ---------------------------

                                                 TABLE OF CONTENTS
                                                                                                               PAGE

DOCUMENTS INCORPORATED
BY REFERENCE......................................................................................................2
THE COMPANY.......................................................................................................3
THE INDUSTRY......................................................................................................5
PRODUCTS..........................................................................................................5
MARKETING AND DISTRIBUTION........................................................................................6
MANUFACTURING.....................................................................................................7
RISK FACTORS......................................................................................................7
SHARES ISSUED IN CONNECTION
WITH THE EXERCISE OF WARRANTS....................................................................................10
USE OF PROCEEDS..................................................................................................12
DESCRIPTION OF SECURITIES
REGISTERED.......................................................................................................12
LIMITATION OF DIRECTOR LIABILITY.................................................................................12
LEGAL MATTERS....................................................................................................13
EXPERTS..........................................................................................................13
AVAILABLE INFORMATION............................................................................................13

================================================================================




================================================================================

                        1,495,000 SHARES OF COMMON STOCK






                              UNIVERSAL AUTOMOTIVE
                                INDUSTRIES, INC.






                           ---------------------------
                                   PROSPECTUS
                           ---------------------------







                                February 4, 2000

================================================================================

                                                                          FORM A

                              LETTER OF TRANSMITTAL

--------------------------------------------------------------------------------
THE RIGHT TO EXERCISE WARRANTS OF UNIVERSAL AUTOMOTIVE INDUSTRIES,
INC. WILL EXPIRE AT 5:00 P.M., CHICAGO TIME, ON DECEMBER 31, 2000 (AS SUCH
DATE AND TIME MAY BE EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION,
THE "EXPIRATION DATE").
--------------------------------------------------------------------------------


                      UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.

                 COMMON STOCK PURCHASE WARRANTS EXERCISABLE FOR
        1,495,000 SHARES OF COMMON STOCK, $.01 PAR VALUE (THE "WARRANTS")

                 PLEASE READ CAREFULLY THE ATTACHED INSTRUCTIONS

       If you desire to exercise your Warrants, this Letter of Transmittal should be completed, signed and submitted to the transfer and warrant agent (the "Transfer and Warrant Agent"):


By Registered or Certified Mail, by Overnight Courier or by Hand:

Continental Stock Transfer and Trust Company
2 Broadway
New York, New York  10004
(212) 509-4000

       Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery.

       The undersigned hereby acknowledges receipt of the Prospectus dated February 4, 2000 (the "Prospectus") of Universal Automotive Industries, Inc., a Delaware corporation (the "Company"), and this Letter of Transmittal (the "Letter of Transmittal"), in connection with the exercise of Warrants for Common Stock, $.01 par value (the "Shares") at an exercise price of $2.25 per Share. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

       The Registration Statement on Form S-3 (File No. 333-94609) of which the Prospectus is a part was declared effective by the Securities and Exchange Commission on February 4, 2000.

       The undersigned hereby exercises Warrants for the purchase of that number of Shares indicated in Box 1 below, pursuant to the terms and conditions described in the Prospectus and this Letter of Transmittal. The undersigned is the registered owner of all the Warrants and the undersigned represents that, if necessary, it has received from each beneficial owner of Warrants ("Beneficial Owner") a duly completed and executed form of "Instruction to Registered Holder from Beneficial Owner" accompanying this Letter of Transmittal, instructing the undersigned to take the action described in this Letter of Transmittal.

       Subject to, and effective upon, the acceptance of the Warrants for exercise, the undersigned hereby exchanges, assigns, and transfers to, or upon the order of, the Company, all right, title, and interest in, to, and under the Warrants exercised.

       Please issue the Shares purchased in connection with the exercise of the Warrants in the name(s) of the undersigned. Similarly, unless otherwise indicated under "Special Delivery Instructions" below (Box 3), please send or cause to be sent the certificate(s) for Shares (and accompanying documents, as appropriate) to the undersigned at the address shown below in Box 1.

       The undersigned hereby irrevocably constitutes and appoints the Transfer and Warrant Agent as the true and lawful agent and attorney in fact of the undersigned with respect to the Warrants with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with uninterested) to: (i) deliver the Warrants to the Company or cause ownership of the Warrants to be transferred to, or upon the order of, the Company, on the books of the Transfer and Warrant Agent and deliver all accompanying evidences of transfer and authenticity to, or upon the order of, the Company upon receipt by the Transfer and Warrant Agent, as the undersigned's agent, of the Shares to which the undersigned is entitled upon the acceptance by the Company of the Public Offering Warrants pursuant to the exercise of the Warrants; and (ii) receive all benefits and otherwise exercise all rights of beneficial ownership of the Warrants, all in accordance with the terms in this Transmittal Letter and the Prospectus.

       The undersigned understands that exercise of the Warrants pursuant to the procedures described under the caption "Shares Issued In Connection With the Exercise of Warrants" in the Prospectus and in the instructions hereto will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Warrant exercise. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any Beneficial Owner(s), and every obligation of the undersigned or any Beneficial Owners hereunder shall be binding upon the heirs, representatives, successors and assigns of the undersigned and such Beneficial Owner(s).

       The undersigned hereby represents and warrants that the undersigned has full power and authority to exercise the Warrants. The undersigned and each Beneficial Owner will, upon request, execute and deliver any additional documents reasonably requested by the Company as necessary or desirable to complete and give effect to the transactions contemplated hereby.

       The undersigned hereby represents and warrants that the information set forth in Box 2 is true and correct.

       The undersigned agrees to make payment in full for the number of Shares purchased in connection with the exercise of the Warrants as set forth in Box 2. Payment shall be made by either certified or cashier's check or wire transfer. If payment is made by check, such check will be transmitted to the Transfer and Warrant Agent along with this Transmittal Letter. If payment is made by wire transfer, the undersigned will contact the Transfer and Warrant Agent, at the telephone number set forth above, to obtain wire transfer instructions. The undersigned understands that if the undersigned does not transmit a certified or cashier's check or wire transfer funds to the Transfer and Warrant Agent for the full amount of Shares to be purchased, prior to the termination of the Warrant exercise period, no Shares will be issued in connection with the exercise of such Warrants.

                  PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL
                      CAREFULLY BEFORE COMPLETING THE BOXES

===================================================================================================================================
                                                                BOX 1
                                                  DESCRIPTION OF WARRANTS EXERCISED
-----------------------------------------------------------------------------------------------------------------------------------

             Name(s) and address(es) of                    (a)               (b)                   (c)                  (d) *
             Registered Warrantholder(s)                              Aggregate Number                              Total Dollar
                                                                       of Shares Which      Aggregate Number      Amount of Shares
                                                       Certificate     May Be Received       of Shares To Be       Purchased Upon
                                                        Number(s)      If All Warrants        Purchased By           Exercise of
                                                       of Warrants      Are Exercised     This Warrant Exercise       Warrants
                                                      -----------------------------------------------------------------------------

                                                      -----------------------------------------------------------------------------

                                                      -----------------------------------------------------------------------------

                                                      -----------------------------------------------------------------------------

                                                      -----------------------------------------------------------------------------

                                                      -----------------------------------------------------------------------------
                                                       Total
===================================================================================================================================

* The figures in this column are the number of Shares set forth in column (c) multiplied by $2.25 per Share. See Instruction 4.


=============================================================================================================================
                                                        BOX 2
                                                 BENEFICIAL OWNER(S)
-----------------------------------------------------------------------------------------------------------------------------
State of Principal Residence of Each Beneficial Owner of Warrants    Number of Warrants Held for Account of Beneficial Owner
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

=============================================================================================================================

================================================================================

                                      BOX 3
                          SPECIAL DELIVERY INSTRUCTIONS
                          (SEE INSTRUCTIONS 5, 6 AND 7)

To be completed ONLY if the Shares are to be sent to someone other than the undersigned, or to the undersigned at an address other than that to which the Prospectus was delivered.

Mail Shares to:

Name(s):


--------------------------------------------------------------------------------
(please print)

Address:

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(include Zip Code)

Tax Identification or
Social Security No(s).:
================================================================================

================================================================================

                                      BOX 4
                           USE OF GUARANTEED DELIVERY

[ ] CHECK HERE ONLY IF WARRANTS ARE BEING EXERCISED BY MEANS OF A NOTICE OF GUARANTEED DELIVERY.
       See Instruction 2.  If this box is checked, please provide the following information:


Name(s) of Registered Holder(s):
                                ------------------------------------------------

--------------------------------------------------------------------------------


Date of Execution of Notice of Guaranteed Delivery:
                                                   -----------------------------

Name of Institution which Guaranteed Delivery:----------------------------------
================================================================================

                                     BOX 5
                       EXERCISING WARRANTHOLDER SIGNATURE
                           (SEE INSTRUCTIONS 1 AND 5)
                   IN ADDITION, COMPLETE SUBSTITUTE FORM W-9



                                                           Signature Guarantee
X__________________________________________                (If required by Instruction 5)
                                                           Authorized Signature

X__________________________________________
   (Signature of Registered Holder(s) or                   X_____________________________________________
    Authorized Signatory)

Note:  The above lines must be signed by the registered    Name:_________________________________________
holder(s) of Warrants or by person(s) authorized to               (please print)
become registered holder(s) (which must be transmitted
with this Letter of Transmittal).  If signature is by a    Title:________________________________________
trustee, executor, administrator, guardian, attorney-in-
fact, officer or other person acting in a fiduciary or
representative capacity, such person must set forth his    Name of Firm:_________________________________
or her full title below.  See Instruction 5.               (Must be an Eligible Institution as defined in
                                                           Instruction 2)
Name(s): __________________________________

         __________________________________                Address:______________________________________

Capacity:__________________________________                        ______________________________________

         __________________________________                        ______________________________________
                                                                   (include Zip Code)
Street Address:____________________________
                                                           Area Code and Telephone Number:
         __________________________________
                                                                   ______________________________________
         __________________________________
         (Include Zip Code)                                  Dated:______________________________________

Area Code and Telephone Number:

       ____________________________________

Tax Identification or Social Security Number:

       ____________________________________

====================================================================================================================

======================================================================================================================

                                PAYOR'S NAME: UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
======================================================================================================================
SUBSTITUTE                              Name (if joint names, list first and
                                        circle the name of the person or entity
                                        whose number you enter in Part 1 below.
                                        See instructions if your name has
                                        changed).
                                        ------------------------------------------------------------------------------

FORM  W-9                               Address
                                        ------------------------------------------------------------------------------

                                        City, state and ZIP Code
                                        ------------------------------------------------------------------------------
Department of the Treasury
                                        List account number(s) here (optional)
                                        ------------------------------------------------------------------------------

Internal Revenue Service                Part 1 - PLEASE PROVIDE YOUR TAXPAYER         Social Security
                                        IDENTIFICATION NUMBER ("TIN") IN THE          Number or TIN
                                        BOX AT RIGHT AND CERTIFY BY SIGNING
                                        AND DATING BELOW
                                        ------------------------------------------------------------------------------
                                        Part 2 - Check the box if you are NOT
                                        subject to backup withholding under the
                                        provisions of section 3408(a)(1)(C) of
                                        the Internal Revenue Code because (1)
                                        you have not been notified that you are
                                        subject to backup withholding as a
                                        result of failure to report all interest
                                        or dividends or (2) the Internal Revenue
                                        Service has notified you that you are no
                                        longer subject to backup withholding. [ ]
----------------------------------------------------------------------------------------------------------------------
Payor's Request for TIN                 CERTIFICATION - UNDER THE PENALTIES OF        Part 3 -
                                        PERJURY, I CERTIFY THAT THE INFORMATION
                                        PROVIDED ON THIS FORM IS TRUE, CORRECT        AWAITING TIN
                                        AND COMPLETE.
                                                                                           [ ]

                                        Signature                      Date
                                                 --------------------      ----------
======================================================================================================================

Note: PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

                      INSTRUCTIONS TO LETTER OF TRANSMITTAL

                    FORMING PART OF THE TERMS AND CONDITIONS
                           OF THE EXERCISE OF WARRANTS

         1. Delivery of this Letter of Transmittal and Warrants. The Warrants to be exercised, as well as a properly completed and duly executed copy of this Letter of Transmittal, and any other documents required by this letter of Transmittal must be received by the Transfer and Warrant Agent or the Company, as appropriate, at the proper address set forth herein prior to the expiration date, which for December 31, 2000 (the "Expiration Date"). The method of delivery of Warrants which are being exercised and all other required documents is at the election and risk of the exercising Warrantholder and delivery will be deemed made only when actually received by the Transfer and Warrant Agent or the Company, as appropriate. If delivery is by mail, registered mail with return receipt requested, property insured, is recommended. Instead of delivery by mail, it is recommended that the holder use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. The Transfer and Warrant Agent is not under any obligation to notify any exercising Warrantholder of the Company's acceptance of any Warrant exercise prior to the applicable Expiration Date.

         2. Guaranteed Delivery Procedures. Holders who wish to exercise their Warrants but whose Warrants are not immediately available and who cannot deliver their Warrants, Letter of Transmittal and any other documents required by the Letter of Transmittal to the Transfer and Warrant Agent prior to the applicable Expiration Date must exercise their Warrants according to the guaranteed delivery procedures set forth below, including completion of Box 4. Pursuant to such procedures: (i) such Warrant exercises must be made by or through a firm which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (an "Eligible Institution"), and the Notice of Guaranteed Delivery must be signed by the holder; (ii) prior to the applicable Expiration Date, the Transfer and Warrant Agent must have received from the holder and the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail, or hand delivery setting forth the name and address of the holder, the certificate number or numbers of the Warrants stating that the Warrant exercise is being made thereby and guaranteeing that, within five business days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the Warrants being exercised and any other required documents will be deposited by the Eligible Institution with the Transfer and Warrant Agent; and (iii) such properly completed and executed documents required by the Letter of Transmittal and the Warrants being exercised in proper form for exercise must be received by the Transfer and Warrant Agent within five business days after the Expiration Date. Any holder who wishes to exercise Warrants pursuant to the guaranteed delivery procedures described above must ensure that the Transfer and Warrant Agent receives the Notice of Guaranteed Delivery relating to such Warrants prior to the Expiration Date. Failure to complete the guaranteed delivery procedures outlined above will not, of itself, affect the validity or effect a revocation of any Letter of Transmittal form properly completed and executed by a Warrantholder who attempted to use the guaranteed delivery process.

         3. Beneficial Owner Instructions to Registered Holders. Only a holder in whose name the Warrants are registered on the books of the Transfer and Warrant Agent, (or the legal representative or attorney-in-fact of such registered holder) may execute and deliver this Letter of Transmittal. Any Beneficial Owner of Warrants who is not the registered holder must arrange promptly with the registered holder to execute and deliver this Letter of Transmittal on his or her behalf through the execution and delivery to the registered holder of the Instruction to Registered Holder from Beneficial Owner form accompanying this Letter of Transmittal.

         4. Partial Exercises. If less than the entire number of a Warrantholder's Warrants are exercised, the exercising Warrantholder should fill in the number of Warrants being exercised in the column labeled "Aggregate Number of Shares To Be Purchased By This Warrant Exercise" in the box entitled "Description of Warrants Exercised" (Box 1) above. The entire number of Warrants delivered to the Transfer and Warrant Agent will be deemed to have been exercised unless otherwise indicated. If less than all Warrants are being exercised, all unexercised Warrants will be terminated and have no further value after the Expiration Date.

         5. Signatures on the Letter of Transmittal; Stock Powers and Endorsements; Guarantee of Signatures. If this Letter of Transmittal is signed by the registered holder(s) of the Warrants, the signatures must correspond with the names(s) as written on the face of the Warrant certificate, without alteration, enlargement, or any change whatsoever.

              If any of the Warrants are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal. If any Warrants are held in different names on several Warrants, it will be necessary to complete, sign, and submit as many separate copies of the Letter of Transmittal documents as there are names in which Warrants are held.

              If this Letter of Transmittal is signed by a person other than the registered holder(s) of any Warrants, the Warrants must be endorsed or accompanied by appropriate stock powers, in each case, signed as the name of the registered holder(s) appears on the Warrant certificate, with the signature on the endorsement or stock power guaranteed by an Eligible Institution.

              If this Letter of Transmittal or any Warrants or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with this Letter of Transmittal.

              Endorsements on Warrants or signatures on stock powers required by this Instruction 5 must be guaranteed by an Eligible Institution.

              Signatures on this Letter of Transmittal Warrants must be guaranteed with a medallion guaranty recognized by the Securities Transfer Association, Inc. which may be obtained from an Eligible Institution unless the Warrants are exercised: (i) by a registered holder who has not completed the box set forth herein entitled "Special Delivery Instruction" (Box 3); or (ii) by an Eligible Institution.

         6. Special Delivery Instruction. Exercising Warrantholders should indicate, in the applicable box (Box 3), the name and address to which the Shares are to be sent, if different from the name and address of the person signing this Letter of Transmittal.

         7. Transfer Taxes. The Company will pay all transfer taxes, if any, applicable to the exercise of any Warrants.

         8. Tax Identification Number. Federal income tax law requires that a holder of any Warrants which are exercised must provide the Company (as payor) with its correct taxpayer identification number ("TIN"), which, in the case of a holder who is an individual, is his or her social security number. If the Company is not provided with the correct TIN, the holder may be subject to a $50 penalty imposed by the Internal Revenue Service. (If withholding results in an over-payment of taxes, a refund may be obtained.) Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional instructions.

              To prevent backup withholding, each exercising Warrantholder must provide such holder's correct TIN by completing the Substitute Form W-9 set forth herein, certifying that the TIN provided is correct (or that such holder is awaiting a TIN), and that: (i) the holder has not been notified by the Internal Revenue Service that such holder is subject to backup withholding as a result of failure to report all interest or dividends; or (ii) the Internal Revenue Service has notified the holder that such holder is no longer subject to backup withholding. If the Shares are registered in more than one name or are not in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for information on which TIN to report.

              The Company reserves the right in its sole discretion to take whatever steps are necessary to comply with the Company's obligation regarding backup withholding.

         9. Validity of Warrant Exercises. All questions as to the validity, form, eligibility (including time of receipt), and acceptance of Warrants for exercise will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the right to reject any and all Warrants not validly exercised. The Company also reserves the right to waive any conditions of the Prospectus or defects or irregularities in the exercise of Warrants as to any ineligibility of any holder who seeks to exercise any Warrants. The interpretation of the terms and conditions of the exercise of Warrants (including this letter of Transmittal and the instructions hereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with the exercise of any Warrants must be cured within such time as the Company shall determine. The Company will use reasonable efforts to give notification of defects or irregularities with respect to any Warrant exercise, but shall not incur any liability for failure to give such notification.

         10. Waiver of Conditions. The Company reserves the absolute right to amend, waive, or modify specified conditions in the Prospectus or this Letter of Transmittal concerning the exercise of Warrants.

         11. No Conditional Warrant Exercises. No alternative, conditional, irregular, or contingent Warrant exercises or transmittal of this Letter of Transmittal will be accepted.

         12. Mutilated, Lost, Stolen, or Destroyed Warrants. Any exercising Warrantholders whose Warrants have been mutilated, lost, stolen or destroyed should contact the Transfer and Warrant Agent, at the address indicated above for further instruction.

         13. Request for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Company. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning exercising their Warrants.

         14   Acceptance of Warrants and Issuance of Shares. Subject to the
terms and conditions concerning the exercise of Warrants set forth in the Prospectus and the Letter of Transmittal, the Company will accept for exercise all Warrants received as soon as practicable and will issue Shares therefor as soon as practicable thereafter. For purposes of any Warrant exercise, the Company shall be deemed to have accepted the Warrants when, as and if the Company has given written or oral notice thereof to the Transfer and Warrant Agent. If any Warrants are not exercised for any reason, such unexercised Warrants will be returned, without expense, to the undersigned at the address shown below or at a different address as may be indicated herein under "Special Delivery Instructions."

                        INSTRUCTION TO REGISTERED HOLDER
                              FROM BENEFICIAL OWNER
                                       OF
                      UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
                          COMMON STOCK PURCHASE WARRANT

         The Undersigned hereby acknowledges receipt of the Prospectus dated February 4, 2000 (the "Prospectus") of Universal Automotive Industries, Inc., a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the exercise of the Warrants into shares of Common Stock, $.01 par value (the "Shares"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

         This will instruct you, the registered holder, as to the action to be taken by you relating to the exercise of Warrants held by you for the account of the undersigned.

         You  hold Warrants in the account for the undersigned which may be
exercised for the purchase of        Shares.

         With respect to the exercise of any such Warrants, the undersigned hereby instructs you (check appropriate box):

[ ]      To exercise Warrants for the purchase of          Shares.

[ ]      NOT to exercise any such Warrants.

If the undersigned instructs you to exercise any Warrants held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a Beneficial Owner (as defined in the Letter of Transmittal), including but not limited to the representation that the undersigned's principal residence is in the state of
(fill in state)                     .


                                    SIGN HERE

Name of Beneficial Owner(s):
                            ----------------------------------------------------
Signature(s):
             -------------------------------------------------------------------
Name(s) (please print):
                       ---------------------------------------------------------
Address:
        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

Telephone Number:
                 ---------------------------------------------------------------

Taxpayer Identification or Social Security Number:
                                                  ------------------------------
Date:
     ---------------------------------------------------------------------------

                          NOTICE OF GUARANTEED DELIVERY
                                 WITH RESPECT TO
                      UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
                          COMMON STOCK PURCHASE WARRANT

         This form must be completed by a holder of the Warrants who wishes to exercise his, her or its Warrants pursuant to the guaranteed delivery procedures described in the Universal Automotive Industry, Inc.'s (the "Company") Prospectus dated February 4, 2000 (the "Prospectus") and in Instruction 2 to the Letter of Transmittal. Any holder who wishes to exercise his, her or its Warrants pursuant to such guaranteed delivery procedures must ensure that the Transfer and Warrant Agent receives this Notice of Guaranteed Delivery prior to the Warrant exercise. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.



  By Registered or Certified Mail, by Overnight
  Courier or by Hand:

  Continental Stock Transfer and Trust Company
  2 Broadway
  New York, New York  10004
  (212) 509-4000

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

         The undersigned hereby exercises Warrants upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, pursuant to the Guaranteed Delivery procedures set forth is the Prospectus and in Instruction 2 of the Letter of Transmittal. The undersigned hereby exercises the Warrants listed below.

======================================================================================================================
                                                                         Number of Shares
                                                                           Which May Be           Number of Shares
                                                                          Received If All          to be Purchased
                                                                           Warrants Are            By This Warrant
            Certificate Number(s) (if known) of Warrants                     Exercised                Exercise
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

======================================================================================================================


                                    SIGN HERE

Name of Holder:
                 ---------------------------------------------------------------

Signature(s):
               -----------------------------------------------------------------

Name(s) (please print):
                         -------------------------------------------------------
Address:
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

Telephone Number:
                 ---------------------------------------------------------------

Date:
       -------------------------------------------------------------------------

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees deposit with the Transfer and Warrant Agent of the Letter of Transmittal (or facsimile thereof), together with the Warrants exercised hereby in proper form for exercise and any other required documents, all by 5:00 P.M., Chicago time, on the fifth business day following the Expiration Date.


                  ================================================

                                      SIGN HERE

                  Name of Firm:
                               -----------------------------------

                  Authorized Signature:
                                       ---------------------------

                  Name (please print):
                                      ----------------------------

                  Address:
                          ----------------------------------------

                          ----------------------------------------

                          ----------------------------------------

                  Telephone Number:
                                   -------------------------------
                  Date:
                       -------------------------------------------

                  ================================================



DO NOT SEND WARRANTS WITH THIS FORM. ACTUAL EXERCISE OF THE WARRANTS MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF TRANSMIT TAL.

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

         1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Transfer and Warrant Agent at the proper address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Transfer and Warrant Agent is at the election and risk of the holder, and the delivery will be deemed made only when actually received by the Transfer and Warrant Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Instead of delivery by mail, it is recommended that the holder use an overnight or hand delivery service. In all cases sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 2 of the Letter of Transmittal.

         2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Warrants referred to herein, the signatures must correspond with the names(s) written on the face of the Warrant certificates without alteration, enlargement, or any change whatsoever.

              If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Warrants listed, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Warrant certificates.

              If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing.

         3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Company at the address specified in the Prospectus.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payor. Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the Payor.

------------------------------------------------------------------------------------------------------------------------
                                Give the                                                       Give the EMPLOYER
                                SOCIAL SECURITY                                                IDENTIFICATION
For this type of account:       number of --                   For this type of account:       number of --
------------------------------------------------------------------------------------------------------------------------
1. An individual account        The individual                 8.  Sole proprietorship         The owner (4)
                                                                   account

2. Two or more individuals      The actual owner of the        9.  A valid trust, estate, or   The legal entity (Do not furnish
   (joint account)              account or, if combined funds,     pension trust               the identifying number of the
                                any one of the individuals (1)                                 personal representative or trustee
                                                                                               unless the legal entity itself is not
3. Husband and wife (joint      The actual owner of the                                        designated in the account.) (5)
   account)                     account or, if joint funds,
                                either person (1)
                                                               10. Corporate account           The corporation
4. Custodian account of a       The minor (2)
   minor (Uniform Gift to                                      11. Religious, charitable       The organization
   Minors Act)                                                     or educational organ-
                                                                   ization account
5. Adult and minor (joint       The adult or, if the minor is
   account)                     the only contributor, the      12. Partnership account         The partnership
                                minor (1)                          held in the name of
                                                                   the business
6  Account in the name of       The ward, minor or
   guardian or committee for    incompetent person (3)         13. Association, club or        The organization
   a designated ward, minor,                                       other tax-exempt
   or incompetent person                                           organization

7. a. The usual revocable       The grantor-trustee (1)        14. A broker or registered      The broker or nominee
      savings trust account                                        nominee
      (grantor is also trustee)
   b. So-called trust account   The actual owner (1)           15. Account with the            The public entity
      that is not a legal or                                       Department of Agricul-
      valid trust under State                                      ture in the name of
      law                                                          a public entity (such as a
                                                                   State or local govern-
                                                                   ment, school district,
                                                                   or prison) that receives
                                                                   agricultural program
                                                                   payments

(1)   List first and circle the name of the person whose number you furnish.
(2)   Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4)   Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

Obtaining a Number

If you don't have a taxpayer identification number or you don't know the number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding on ALL payments include the following:

-    A corporation;

-    A financial institution;

- An organization exempt from tax under section 501(1), or an individual retirement plan;

-    The United States or any agency or instrumentality thereof;

- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof;

- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof;

-    An international organization or any agency, or instrumentality thereof.

- A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.;

-    A real estate investment trust;

-    A common trust fund operated by a bank under section 584(a);

-    An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1); and

-    An entity registered at all times under the Investment Company Act of 1940.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

- Payments to nonresident aliens subject to withholding under section 1441;

- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one non-resident partner;

- Payments of patronage dividends where the amount received is not paid in money;

-    Payments made by certain foreign organizations; and

-    Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer;

- Payments of tax-exempt interest (including exempt-interest dividends under section 852);

- Payments described in section 6049(b)(5) to non-resident aliens;

-    Payments on tax-free covenant bonds under
section 1451;

-    Payments made by certain foreign organizations; and

-    Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup with holding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

Privacy Act Notice -- Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1984, payers must generally withhold 20% of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Failure to Report Certain Dividend and Interest Payments -- If you fail to include any portion or an includible payment for interest, dividends or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) Civil Penalty for False Information With Respect to Withholding -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) Criminal Penalty for Falsifying Information -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

     FOR ADDITIONAL INFORMATION
     CONTACT YOUR TAX
     CONSULTANT OR THE
     INTERNAL REVENUE SERVICE